AMENDMENT III to FIRMINVEST AG COMMITMENT LETTER

This Third Amendment ("Amendment III"), effective as of January 15, 2008 (the "Effective Date"), is attached to and made part of the commitment letter as amended (the "Commitment Letter") between FirmInvest AG ("FirmInvest") and CardioVascular BioTherapeutics, Inc., a Nevada corporation ("Cardio") regarding a foreign private placement being conducted under Regulation S of the Securities Act of 1993 to sell 15,000,000 shares of common stock of CardioVascular BioTherapeutics, Inc. at US$1.00 per shares (the "Reg S Offering").

WHEREAS, Cardio and FirmInvest desire to amend certain terms of the Commitment Letter and enter into this Amendment to reflect the new term agreed upon between the parties.

NOW THEREFORE, in consideration of the mutual covenants contained in this Amendment, for valuable consideration the sufficiency of which is acknowledged, it is hereby agreed and stipulated as follows:

1. The date in the second paragraph of the Commitment Letter shall be revised from November 9, 2007 to January 31, 2008, such that the due date for the balance of the Reg S Offering shall be extended to such date.

All other terms in the Commitment Letter shall remain in full force and effect.

IN WITNESS WHEREOF, the parties signing hereto execute this Amendment as of the Effective Date.

FirmInvest AG

By: [signature]

Print Name: Frederic Chanson

Title: President & CEO

Date: Jan 15, 2008

CardioVascular BioTherapeutics, Inc.
A Nevada Corporation

By: [signature]

Print Name: Daniel C. Montano

Title: Chairman of Board, President, CEO

Date: Jan. 15, 2008